Exhibit 99.1

Annaly Capital Management, Inc. Announces Steven F. Campbell Appointed as President

December 15, 2022

NEW YORK — (BUSINESS WIRE) — Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that the Board of Directors has appointed Steven F. Campbell, the Company’s Chief Operating Officer, to the additional office of President, effective immediately.

As President and Chief Operating Officer, Mr. Campbell will continue to report to David Finkelstein, the Company’s Chief Executive Officer and Chief Investment Officer, who previously held the role of President since March 2020. Mr. Campbell will continue to work closely with the executive team to help oversee Annaly’s overall strategy, operations and risk management.

Mr. Campbell joined the Company in April 2015 and has served as Chief Operating Officer since July 2020. He has over 25 years of experience in financial services. Prior to joining Annaly, Mr. Campbell held various roles over six years at Fortress Investment Group LLC, including serving as Managing Director in the Credit Funds business. Mr. Campbell also worked at General Electric Capital Corporation and D.B. Zwirn & Co., L.P. Mr. Campbell received a B.B.A. from the University of Notre Dame and a M.B.A. from the University of Chicago, Booth School of Business.

David Finkelstein commented: “We are excited to announce Steve’s elevation to President, which demonstrates the depth, expertise and contributions of our senior leadership team and enhances Annaly’s positioning as the leading residential mortgage REIT. Steve has been instrumental to Annaly’s success throughout his tenure, and I am confident he will continue to strengthen Annaly’s investment and operational capabilities as we execute on our strategic priorities.”

Steven F. Campbell stated: “I am grateful to David and the Board for appointing me as President and I look forward to continuing to help shape Annaly’s strategy as we further our footprint across the housing finance space. I am proud of the achievements we have made in transforming the Company in recent years and remain confident that Annaly is well-positioned to capitalize on the opportunities that lie ahead.”

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,”

“continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities, and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.

Investor Relations

1-888-8Annaly

investor@annaly.com